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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF XTO ENERGY INC.

                                                             Jurisdiction of
                                                              Incorporation
                                                             ---------------

     Cross Timbers Energy Services, Inc.                          Texas
     Cross Timbers Trading Company                                Texas
     Ringwood Gathering Company                                 Delaware
     Timberland Gathering & Processing Company, Inc.              Texas
     WTW Properties, Inc.                                         Texas